UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2005

                              110 MEDIA GROUP, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

        Delaware                        0-29462               13-412764
        --------                        -------               ---------
(State of Incorporation)        (Commission File Number)      (IRS Employer
                                                            Identification No.)

                         95 Broadhollow Road, Suite 101
                            Melville, New York 11747
                            ------------------------
                    (Address of Principal Executive Offices)

                                 (631) 385-0007
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

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Item 8.01 Other Events

      On March 14, 2005, 110 Media Group, Inc. issued a press release concerning the Company's attempt to change the way adult entertainment companies on the Internet pay out their affiliates. Commonly, companies involved in adult entertainment or content based subscriptions on the internet generate a large percentage of their revenue by having subscribers referred to their websites via highly trafficked partners and affiliates. The affiliates are then paid out either a flat fee or a percentage of the sale. 110 Media Group's Mobbucks programs changes the way the industry currently does business by offering both a flat fee sign-up reward and a percentage of sale for the life of the subscriber.

      The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

      (c)   Exhibits.

            99.1 Press Release dated March 14, 2005 issued by 100 Media Group concerning a change in its business practice.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      110 MEDIA GROUP, INC.


                                      By: /s/ Raymond Barton
                                          ------------------
                                          Raymond Barton, CEO

Date: March 17, 2005